UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
Double Eagle Petroleum Co.
(Exact name of registrant as specified in its charter)

Maryland	001-33571	830214692

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) - 794-8445
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 28, 2010, the Company issued a press release entitled “Double Eagle Petroleum Reports Third Quarter 2010 Results”. This press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release. This press release is attached as Exhibit 99.1 hereto.
In accordance with General Instruction B.2 of Form 8-K, the information in this Section 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.	Regulation FD Disclosure.
On this morning’s conference call, management stated that the Company plans to drill and participate in 52-65 new wells in 2011, pending final approval by its Board of Directors. It is anticipated that 37 to 45 of the total wells will be coal-bed methane wells in the Atlantic Rim and 15-20 wells will be in the Pinedale Anticline. Management also plans to have one exploration project in the Niobrara oil shale. The initial capital budget for 2011 is $17-$30 million.
To the extent required, the information included in Item 2.02 of this Form 8-K is hereby incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.
Exhibit 99.1 — Press Release, dated October 28, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME
Date: October 28, 2010	By:	/s/ Emily Maron
Name: Emily Maron
Title: Assistant Corporate Secretary